POWER OF ATTORNEY
FOR SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS

Each of the undersigned Trustees of CITY NATIONAL ROCHDALE FUNDS (the "Trust") hereby appoints GARRETT D’ALESSANDRO and LISA WHITTAKER (with full power to each of them to act alone) as his attorney-in-fact and agent, in all capacities, to execute and to file a Registration Statement of the Trust on Form N-14 under the Investment Company Act of 1940, under the Securities Act of 1933, and under the laws of all states and other domestic and foreign jurisdictions, relating to the reorganizations of the funds listed below into the series of the Trust listed below, and any and all amendments thereto, and any other documents relating thereto, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority.  Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

•	Reorganization of City National Rochdale Diversified Equity Fund, a series of the Trust, into City National Rochdale U.S. Core Equity Fund, a series of the Trust
•	Reorganization of City National Rochdale Full Maturity Fixed Income Fund, a series of the Trust, into City National Rochdale Intermediate Fixed Income Fund, a series of the Trust
•	Reorganization of City National Rochdale Alternative Total Return Fund LLC into City National Rochdale Fixed Income Opportunities Fund, a series of the Trust

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Each undersigned Trustee hereby executes this Power of Attorney as of this 26th day of September, 2013.

/s/	Irwin G. Barnet	/s/	William R. Sweet
	Irwin G. Barnet		William R. Sweet
	Trustee		Trustee

/s/	Vernon C. Kozlen	/s/	James Wolford
	Vernon C. Kozlen		James Wolford
	Trustee		Trustee

/s/	Daniel A. Hanwacker	/s/	Jay C. Nadel
	Daniel A. Hanwacker		Jay C. Nadel
	Trustee		Trustee

/s/	Andrew S. Clare	/s/	Jon C. Hunt
	Andrew S. Clare		Jon C. Hunt
	Trustee		Trustee